Exhibit 99.2
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. EXPANDS ITS FOOTPRINT IN THE MID-ATLANTIC WITH TWO ACQUISITIONS
RUTLAND, VT, August 1, 2024 — Casella Waste Systems, Inc. (Nasdaq: CWST), a regional solid waste, recycling, and resource management services company (the “Company”), announced that it has acquired two solid waste businesses with operations in the Mid-Atlantic, LMR Disposal LLC (“LMR”), which closed on July 1, 2024, and Whitetail Disposal, Inc. (“Whitetail”), which closed on August 1, 2024.
The acquisitions include collection operations across eastern Pennsylvania and western New Jersey, complementing the Company’s existing operations in the Mid-Atlantic. The Company expects to generate over $100 million of total annualized revenues from the two acquisitions.
“We are very excited about the acquisitions of Whitetail and LMR as they represent continued execution against our disciplined growth strategy, further expanding our operations in the Mid-Atlantic where we are densifying and expanding operations,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “Both businesses fit nicely with our existing regional platform acquired last year and present us with additional growth opportunities.”
“We are pleased to welcome the hardworking employees of Whitetail and LMR to our team, and we look forward to partnering with the prior owners to help ensure a smooth transition for our new customers and operations,” Casella said. “It is clear the emphasis on people and community has helped support the success of these great businesses. We are committed to consistent and reliable service to our new customers, and we are eager to build upon this by introducing our differentiated resource solutions service offerings and capabilities to their respective customer bases.”
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal, institutional, and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling, and organics services in the eastern United States. For further information, investors contact Charlie Wohlhuter, Director of Investor Relations at (802) 772-2230; media contact Jeff Weld, Vice President of Communications at (802) 772-2234; or visit the Company’s website at http://www.casella.com.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, projections as to the anticipated benefits of the acquisitions; and the anticipated impact of the acquisitions on the Company’s business and future financial and operating results are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things, the following: the Company may not fully recognize the expected strategic and financial benefits from the acquisitions due to an inability to recognize operational cost savings, market factors, landfill internalization benefits, or competitive, economic or other factors outside its control which may impact revenue and costs; and the Company may be unable to achieve its 2024 strategic plan due to unrealized development projects, competition for attractive targets, or an inability to reach agreement with potential targets on pricing or other terms.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company's most recently filed Form 10-K, in Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-Q and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
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